                                                                EXHIBIT 10.9.3

                         COLLATERAL ASSIGNMENT AND AGREEMENT


    THIS COLLATERAL ASSIGNMENT AND AGREEMENT (the "Agreement") is made and entered into as of the 16th day of September, 1992, by and between JOHN W. BLEND, III, a Georgia resident ("Assignor"), and THE SYSTEM WORKS, INC., a Georgia corporation ("Assignee").

                                 W I T N E S S E T H:

    WHEREAS, pursuant to that certain Nonrecourse Loan Agreement of even date herewith by and between Pledgee and Pledgor (the "Loan Agreement"), Pledgee has loaned Pledgor Two Hundred Thirty Thousand and No/100 Dollars ($230,000.00), as evidenced by that certain Nonrecourse Promissory Note of even date herewith made by Pledgor payable to the order of Pledgee in the principal amount of Two Hundred Thirty Thousand and No/100 Dollars ($230,000.00) (the "Note");

    WHEREAS, as collateral security for Assignor's obligations and indebtedness to Assignee under the Loan Agreement and the Note (collectively, the "Obligations"), Assignor has pledged Thirty-Three Thousand Three Hundred Thirty-Three (33,333) shares (the "Shares") of Assignee's One Cent ($.01) par value Class A common stock (the "Common Stock") pursuant to that certain Stock Pledge Agreement of even date herewith by and between Assignee and Assignor (the "Pledge Agreement"); and

    WHEREAS, Assignor desires to assign his rights (the "Options"), arising under that certain Nonqualified Stock Option Agreement, dated as of July 29, 1988, by and between Assignee and Assignor, a copy of which is attached hereto as EXHIBIT "A" and incorporated herein by reference (the "Option Agreement"), to acquire One Hundred Twelve Thousand Four Hundred Thirty (112,430) shares of Common Stock, and Assignee has agreed to accept Assignor's assignment of the Options, as additional collateral and security for the Obligations;

    NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. OBLIGATIONS SECURED AND ASSIGNMENT. Subject to the terms and conditions contained in this Agreement, Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor's existing rights, powers and privileges with respect to the Options under the Option Agreement as collateral and security for the due and punctual payment of the Obligations. Assignor hereby deposits the Option Agreement with Assignee.

    2. REPRESENTATION AND WARRANTY OF ASSIGNOR. Assignor hereby represents and warrants to Assignee that, as of the date hereof and at all times until the Obligations are paid in full, except as set forth herein or as approved by Assignee, Assignor: (i) has not made and will not make any pledge, assignment or transfer of any of the Options; (ii) will not create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to the Options; and (iii) will not exercise any rights, powers or privileges with respect to the Options under the Option Agreement.

    3. FURTHER ASSURANCE. Assignor shall, from time to time hereafter, execute and deliver such additional instruments, certificates and documents, and take all such actions, as Assignee shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement.

    4.   EVENTS OF DEFAULT.

         (a) The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

              (i) a breach by Assignor of any provision of this Agreement;

             (ii) the entry of a decree or order for relief by a court having jurisdiction over Assignor in an involuntary case under federal bankruptcy law, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

            (iii) the commencement by Assignor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law;

            (iv) Assignor becomes insolvent or admits in writing his inability to pay his debts as they mature; or

             (v) an "Event of Default" under the Loan Agreement or the Pledge Agreement

         (b) Upon the occurrence of an Event of Default, and subject to the terms and conditions set forth in Section 5.2 of the Loan Agreement, in addition to those rights and remedies available at law, in equity, granted herein or in any other agreement now or hereafter in effect between Assignor and Assignee, Assignee's rights and remedies with respect to the Options shall, in all respects, events and contingencies, be those of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect.

         (c) Assignee and Assignor hereby agree that, unless and until an Event of Default shall occur, Assignee shall not exercise or seek to exercise any of the rights, powers or privileges with respect to the Options under the Option Agreement.

         (d) Pledgor agrees that any notice from Assignee of any sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Assignor if such notice is personally delivered or mailed by regular or certified mail, postage prepaid, at least ten (10) days prior to such action, to Assignor's principal residence or to any address which Assignor has specified in writing to Assignee as the address to which notices hereunder shall be given to Assignor.

         (e) Assignor agrees to pay all reasonable costs and expenses (including, without limitation, all court costs and reasonable attorney's fees) incurred by Assignee in exercising any of its rights or remedies under this Agreement following the occurrence of an Event of Default hereunder.

    5. TERM. This Agreement shall remain in full force and effect until the Obligations are satisfied. At that time, both this Agreement and all rights herein assigned shall terminate, and all rights, powers and privileges with respect to the Options under the Option Agreement shall revert to Assignor. Assignee shall then return the Option Agreement to Assignor.

    6. MISCELLANEOUS. This Agreement shall not be modified or amended except through a writing signed by Assignor and Assignee. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Georgia. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement represents the full and complete understanding of the parties hereto relating to the assignment of the rights, powers and privileges associated with the Options under the Option Agreement. All of the terms, covenants and conditions contained herein shall be binding upon and shall inure to the benefit of each of the parties hereto and their permitted heirs, successors and assignees.

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

    IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement under seal as of the day and year first above written.



                             "Assignor"

                             /s/ J. W. Blend           (SEAL)
                             --------------------------
                             John W. Blend, III



                             "Assignee"

                             THE SYSTEM WORKS, INC.


                             By: David P. Welden
                                -----------------------
                               Its:  President

                             Attest: Alice K. Welden
                                    -------------------
                               Its:  Secretary

                                      [CORPORATE SEAL]

                             NONRECOURSE PROMISSORY NOTE

$230,000.00                                                   September 16, 1992
                                                              Atlanta, Georgia


    FOR VALUE RECEIVED, on or before December 31, 1998 (the "Maturity Date"), the undersigned, JOHN W. BLEND, III, a Georgia resident ("Obligor"), promises to pay to the order of THE SYSTEM WORKS, INC., a Georgia corporation (together with any subsequent holder or transferee hereof, "Holder"), at 640 Powers Ferry Road, Building Eleven, Suite 100, Marietta, Georgia 30067, or at such other place as Holder may from time to time designate in writing, the principal sum of TWO HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($230,000.00), together with accrued interest on so much thereof as from time to time shall be outstanding and unpaid, accruing on and after the date hereof at the rate of Five and 98/100 percent (5.98%) per annum, expressed in simple interest terms and computed on a three hundred sixty-five (365)-day year.

    Interest payments hereunder shall be due and payable annually on December 31 of each year, commencing December 31, 1992, or on such earlier date(s) during any such year as provided in Section 1.3(b) of that certain Nonrecourse Loan Agreement of even date herewith by and between Obligor and Holder (the "Loan Agreement"), in accordance with the terms and conditions set forth in Section 1.3(c) of the Loan Agreement. Notwithstanding anything to the contrary herein or in the Loan Agreement, the outstanding principal balance hereof and all accrued interest thereon must be paid in full no later than the Maturity Date.

    Obligor may be required to prepay the outstanding principal balance hereof, together with all accrued interest thereon, in accordance with the terms and conditions set forth in Section 1.2(c) of the Loan Agreement. Obligor shall also be entitled, at any time and from time to time, without the consent of Holder and without paying any penalty or premium therefor, to prepay all or any portion of the outstanding principal balance hereof, together with all accrued interest thereon.

    As collateral security for its payment obligations hereunder and under the Loan Agreement, Obligor has: (i) pledged Thirty-Three Thousand Three Hundred Thirty-Three (33,333) shares (the "Shares") of Holder's One Cent ($.01) par value Class A common stock (the "Common Stock") pursuant to that certain Stock Pledge Agreement of even date herewith by and between Obligor and Holder, a copy of which is attached hereto as EXHIBIT "A" and incorporated herein by reference (the "Pledge Agreement"); and (ii) assigned his rights, arising under that certain Nonqualified Stock Option Agreement, dated as of July 29, 1988, by and between Obligor and Holder, to acquire One Hundred Twelve Thousand Four Hundred Thirty (112,430) shares of Common Stock (the "Options") pursuant to that certain Collateral Assignment and Agreement of even date herewith by and between Obligor and Holder, a copy of which is attached hereto as EXHIBIT "B" and incorporated herein by reference (the "Assignment").

    Upon the occurrence of an "Event of Default" under the Loan Agreement, the Pledge Agreement or the Assignment, Holder shall have the right to declare the entire outstanding principal balance hereof and all accrued interest thereon to be immediately due and payable. Notwithstanding anything to the contrary herein or in the Loan Agreement, the Pledge Agreement or the Assignment, Holder hereby expressly agrees: (i) that Obligor shall be liable for the outstanding principal balance hereof only to the full extent of Obligor's interest in and to the Shares and the Options; and (ii) that Holder's remedies for a default in the payment of principal hereunder shall be limited to the preservation, enforcement and foreclosure of Holder's security interests in the Shares and the Options. With respect to a default in the payment of any accrued interest hereunder, Holder shall be entitled to seek and obtain all available remedies and damages, whether existing in law, in equity, hereunder or under the Loan Agreement, the Pledge Agreement or the Assignment.

    No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. Waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

    This Note shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon Obligor, and inure to the benefit of Holder, and their permitted heirs, successors and assignees.

    Time is of the essence in the payment and performance of this Note. Obligor waives presentment, demand for payment, notice of dishonor, notice of protest, protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the day and year first above written.

                             "Obligor"


                                                       (SEAL)
                             --------------------------
                             John W. Blend, III